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                                                                     EXHIBIT 5.1



                              ACCOUNTANTS' CONSENT

The Board of Directors
ID Biomedical Corporation

We consent to the use of our report dated January 31, 2003, on the consolidated balance sheets of ID Biomedical Corporation as at December 31, 2002 and 2001, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000 incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
May 22, 2003